SEPARATION AGREEMENT
                    AND GENERAL AND SPECIAL RELEASE OF CLAIMS


         This Separation Agreement and General and Special Release of Claims (the "Agreement") is made and entered into as of December 31, 1996 by and between Arthur F. Melton ("Melton") on the one hand and Amwest Insurance Group, Inc., a Delaware corporation ("Amwest"), Amwest Surety Insurance Company, a California corporation ("Amwest Surety"), and Far West Insurance Company, a
California Corporation ("Far West") (together with their affiliates sometimes collectively referred to as the "Companies"), on the other hand.

                  WHEREAS, Melton has been for several years prior to the execution of this Agreement, an executive employee, officer and director of Amwest and of Amwest's subsidiaries, Amwest Surety and Far West; and

                  WHEREAS, Melton desires to resign from all of his present officer and employee positions with Amwest, Amwest Surety, Far West and any of their respective affiliates; and

                  WHEREAS, Melton and Amwest, Amwest Surety, and Far West are desirous of entering into this Agreement to resolve amicably all matters between them on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                  1.   Resignation   as  Officer  &  Employee  -  Melton  hereby
     voluntarily resigns, effective November 22, 1996, as an officer and employee of Amwest, Amwest Surety, Far West and any and all of their respective affiliates. The Companies accept Melton's resignations. Melton understands that his resignations are final and irrevocable and that the Companies are relying on his resignations in business and employment planning. However, Melton is not resigning as a director or as a member of the Board of Directors (or any committee thereof) of Amwest, Amwest Surety, Far West or any of their respective affiliates. Melton agrees to execute appropriate letters of resignation simultaneously with the execution of this Agreement.

                  2. Severance Payments - For so long as Melton is in full compliance with the terms of this Agreement, Amwest Surety shall pay to Melton as severance pay an amount equal to an aggregate gross amount of $ 200,567, less payroll taxes, payable every two weeks at the same time as salary is paid to Amwest Surety executives, in twenty-six equal installments each in the gross amount of $7,714.12, less payroll taxes, commencing December 10, 1996. Except as specifically set forth in this Agreement, Melton acknowledges and agrees that there are no other monies or benefits, including without limitation, vacation pay, sick pay or bonus, payable now or in the future from Amwest, Amwest Surety, Far West or any of their affiliates.

                  3. Stock Options - It is acknowledged and agreed that Melton currently holds options to purchase 55,900 shares of Amwest's Common Stock (the "Stock Options"), 30,700 of which are currently vested, and 25,200 of which are unvested, at various exercise prices ranging from $8.375 to $14.25 per share. The Stock Options were granted pursuant to stock option agreements dated December 3, 1990, March 17, 1992, May 20, 1993, March 22, 1994, April 4, 1995, April 4, 1995 and April 10, 1996 (collectively the "option Agreements").

                      The parties intend that, notwithstanding any provisions to the contrary contained in the Option Agreements or elsewhere, none of the Stock Options shall expire, terminate or accelerate by virtue of Melton's resignations contemplated in Paragraph 1 above. Consequently, it is hereby agreed that each of the Option Agreements is hereby amended and modified to provide language to the following effect: "If Optionee both: (a) ceases to be employed by the Company or its parent or any subsidiary, and (b) ceases to be a member of the Board of Directors of the Company or its parent or any subsidiary other than as a result of Optionee's retirement or death, then this Option, subject to earlier termination pursuant to other relevant provisions of this Option Agreement, shall expire three months after the later to occur of (a) and (b) above, and during such period after Optionee ceases to be an employee and a member of the Board of Directors of the Company (or its parent or any subsidiary), this Option shall be exercisable only as to those shares, if any, with respect to which the Optionee could have exercised the Option as of the date of cessation of employment or cessation of service as a member of the Board of Directors of the Company, whichever is later."

                  4. Insurance - Amwest Surety agrees to ask its carriers to consent to continuance of coverage under its group health, life and disability insurance plans, as they presently exist and as they may from time to time be amended with respect to executive employees, for Melton and his presently-designated dependents at the same levels as existed at time of termination through November 30, 1997. If such consent is given Amwest Surety will pay the cost of such coverage. Provided, however, Amwest Surety shall be under no obligation to change its group insurance carrier(s), or to self-insure, or, except as provided in the 2nd-to-last sentence of this Paragraph 4, otherwise to provide or pay for medical, dental, life and/or disability coverage or expenses if such carriers refuse to consent. Provided further, should Melton become eligible for medical, dental, life, and/or disability insurance paid for in whole or in part by another employer, Melton shall immediately notify Amwest Surety, and Amwest Surety will then be entitled to discontinue Melton's (and any dependents') coverage under the particular plan in question. At that time, or in the event Amwest Surety's insurance carrier(s) refuse to consent to cover Melton under Amwest Surety's group health, disability and/or life insurance plans, Amwest Surety will pay to Melton in one lump sum, an amount equal to the premiums then paid for such medical, dental, life and/or disability insurance coverage, multiplied by the number of months then remaining during which installment payments are to be made under this Agreement. Nothing herein shall in any way affect Melton's entitlements to continuation coverage under and in accordance with COBRA.

                  5. Accrued But Untaken Sick and Vacation Pay; Other Employee Payments - Melton acknowledges that Amwest Surety owes Melton the gross amount of $37,064.25, less payroll taxes, in full payment of any and all accrued but untaken sick and vacation pay owed by the Companies to Melton.

                  6. Termination Of Senior Executive Severance Agreement; Indemnity Agreement - The parties agree that effective immediately, any Senior Executive Severance Agreement by and between Amwest and Melton is hereby terminated and shall be of no further force or effect. It is hereby agreed that all Indemnity Agreements by and between Amwest and Melton shall remain in full force and effect.

                  7. Covenant Not to Compete - Melton agrees with Amwest Surety that during the period of time payments are made to Melton as specified in Paragraph 2 herein, he will not, in the counties of California, or elsewhere in the United States where Amwest, Amwest Surety, Far West, or any of their respective affiliates currently conduct their businesses, directly or indirectly own an interest in, operate, join, control or participate in, or be connected as an officer, employee, director, agent, independent contractor, partner, shareholder, consultant or principal of any corporation, partnership, agency, proprietorship, firm, association, person or other entity which sells, markets, underwrites or issues surety, fidelity or bail bonds; provided, however, that Melton shall not be prohibited hereunder from being employed by a business entity whose revenues derived from surety insurance premiums were at least $10,000, but were less than 10% of such entity's total revenues for its last fiscal year. Melton agrees that nothing contained in this Paragraph 7 reduces or in any way diminishes his fiduciary or other duties or responsibilities owed to Amwest, Amwest Surety or Far West as a member of the boards of directors of such corporations.

                  8. Remedies For Breach of Agreement - In the event Melton breaches or in any way violates any provision of this Agreement, including specifically the Covenant Not to Compete set forth in Paragraph 7 above, in addition to all the remedies available to Amwest Surety at law and in equity, Amwest Surety shall be entitled immediately: a) to cease making any further payments set forth in Paragraph 2 above, b) to provide Melton with notice that he will forfeit any unvested Stock Options to which he would otherwise have been entitled under Paragraph 3 herein, and c) to terminate any and all coverage under the plans set forth in Paragraph 4 above, except for COBRA continuation coverage. In addition, Amwest Surety and Melton recognize and acknowledge that any breach of the Covenant Not to Compete by Melton can not reasonably or adequately compensate Amwest Surety in damages, and that Amwest Surety shall be entitled to injunctive relief, which may include, but not be limited to, restraining Melton from rendering any service that would breach the Covenant Not to Compete set forth in Paragraph 7, the arbitration agreement contained in paragraph 10 notwithstanding. No remedy conferred on Amwest Surety by any of the specific provisions in this Agreement, including this Paragraph 8, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity, or by statute or otherwise. The election of any one or more remedies by Amwest Surety shall not constitute a waiver of its right to pursue other available remedies. Amwest Surety agrees to provide to Melton notice of breaches of this Agreement by Melton (including reasonable specifics which form the basis for such breach) 15 days before it shall exercise any of the remedies set forth herein. If Melton, in the opinion of Amwest Surety, does not fully and completely cure all breaches specified in the notice within 15 days after his receipt of such notice, Amwest Surety shall be entitled to exercise any or all of its rights set forth in this paragraph in addition to every other right or remedy existing at law or in equity, by statute or otherwise.

                  9.       Releases

                           A.       General  and  Special  Releases  By Melton.
 -As a material  provision  of this Agreement,  Melton  (for  himself,  his
agents,  heirs,  successors,   assigns, executors and/or  administrators)  does
hereby and forever release and discharge Amwest, Amwest Surety and Far West and each of their past and present parent, subsidiary and affiliated corporations, divisions or other entities, if any, as well as the successors, shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which Melton has or may have against any released person or entity, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the employment of Melton, all claims attributable to the termination of that employment, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, Title VII of the Civil Rights Act of 1964 which prohibits discrimination on the basis of sex, race, color, national origin and religion, the civil Rights Act of 1866, the Americans With Disabilities Act, the Age Discrimination in Employment Act which prohibits discrimination on the basis of age over 40, the California Fair Employment and Housing Act which prohibits discrimination on the basis of race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, age over 40, and sex, the California Labor Code, wrongful termination claims and claims for breach of implied or express contract, excepting only those obligations expressly recited to be performed hereunder.

                  B. General and Special Releases By Amwest, Amwest Surety and Far West. - As a material provision of this Agreement, Amwest, Amwest Surety and Far West do hereby and forever release and discharge Melton from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which the Companies may have against any released person or entity, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the employment of Melton, all claims attributable to the termination of that employment, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, Title VII of the civil Rights Act of 1964 which prohibits discrimination on the basis of sex, race, color, national origin and religion, the civil Rights Act of 1866, the Americans With Disabilities Act, the Age Discrimination in Employment Act which prohibits discrimination on the basis of age over 40, the California Fair Employment and Housing Act which prohibits discrimination on the basis of race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, age over 40, and sex, the California Labor Code, wrongful termination claims and claims for breach of implied or express contract, excepting only those obligations expressly recited to be performed hereunder.

                  C. Excepted Claims. - Notwithstanding the provisions of Paragraph 9B, nothing contained herein or in any other provision of this Agreement shall release, acquit or discharge Melton from any claim: (a) arising out of or relating to Melton gaining in fact any personal profit or advantage from or at the expense of Amwest, Amwest Surety or Far West or any of their affiliates to which Melton is not or was not legally entitled, (b) relating to an accounting of profits made from the purchase or sale by Melton of securities of Amwest in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law, or (c) based upon or arising out of Melton's knowingly fraudulent, deliberately dishonest or willful misconduct.

                  D. Waiver Of Unknown Claims. It is further understood and agreed that all rights of the parties hereto under Section 1542 of the Civil Code of California and any similar law of any state or territory of the United States are hereby expressly waived. This section reads as follows:

                  1542. Extent of General Release by Creditor Against Unknown Claims. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  Melton and the Companies hereby declare and represent that no promise, inducement, or agreement not set forth in this Agreement has been made to any of them, and that this Agreement contains the entire agreement between the parties hereto.

                  10. Arbitration - As a material part of this Agreement, Melton and the Companies expressly agree that any and all disputes,controversies or claims arising out of or concerning this Agreement,any alleged breach of this Agreement, or the matters resolved and settled by this Agreement, including but not limited to disputes, controversies or claims arising out of Melton's employment by the Companies or its termination, or this Agreement, whether arising under theories of liability or damages based on contract, tort or statute, shall be determined exclusively by final and binding arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, unless other rules are provided in this Paragraph, and that judgment upon the award rendered by the arbitrator may be rendered in any court of competent jurisdiction. Claims subject to exclusive final and binding arbitration under this Agreement include, without limitation, claims that otherwise could be tried in court to the court or to a jury in the absence of this Agreement. Such claims include, without limitation, claims for breach of contract, breach of the implied covenant of good faith and fair dealing, breach of oral or written promise, wrongful termination, constructive discharge, infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation, retaliation, or employment discrimination, and including without limitation any claim for punitive damages or allegedly lost compensation or recovery for personal injury on any theory of pleading or proof, claims for attorneys' fees, or alleged violations of the California Labor Code (including
Section 970), the California Constitution, the California Fair Employment and Housing Act prohibiting discrimination based on sex, race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, or age over 40, Title VII of the 1964 civil Rights Act prohibiting discrimination based on race, color, religion, sex or national origin, and the Americans with Disabilities Act prohibiting discrimination based on disability, and the Age Discrimination in Employment Act prohibiting discrimination based on age over 40, as these statutes have been from time to time amended. MELTON AND THE COMPANIES EXPRESSLY GIVE UP AND WAIVE ALL RIGHTS TO A JURY TRIAL IN COURT ON ANY SUCH STATUTORY OR OTHER CLAIMS. Any arbitration shall be held in Los Angeles, California. The Arbitrator will make his/her award in writing and shall accompany it with an opinion discussing the evidence and setting forth the reasons for the award. The Companies and Employee shall equally share the fees and costs of the Arbitrator.

                  11. Entire Agreement - This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended or modified only by an agreement in writing.

                  12.      Governing Law; Notices; Separability -

                           (a) The formation,  construction,  and  performance
of this Agreement shall be construed in accordance with the laws of California and the promises contained in Paragraph 7 shall be construed as a separate covenant in each of the separate cities and counties of the United States in which Amwest, Amwest Surety, or Far West and their respective affiliates are presently engaged in business.

                           (b) Any notice  required or permitted  under this
Agreement shall be given in writing to
Amwest, Amwest Surety, and Far West either by personal service or by registered or certified mail, postage prepaid, addressed to Amwest, in care of its President, at its then principal place of business. Any such notice to Melton shall be given in a like manner and, if mailed, shall be addressed to Melton at 320 Junipero Plaza, Santa Barbara, CA. 93105. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (i) on the date of service, if served personally on the party to whom notice is to be given, or (ii) on the third business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this subsection.

                           (c) In the event that any  provision  of this
Agreement  is  determined  to be invalid,
prohibited or unenforceable for any reason, this Agreement shall be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

                  13. Nonassignability; Death or Disability of Melton - This Agreement may not be assigned by Melton. If Melton should become disabled or die while any amounts are still payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Melton in the event of his disability or to Melton's executor, administrator, conservator or estate in the event of his death.

                  14. Further Assurances; Melton Activities - The parties agree they will sign any and all documents, certificates, and all other instruments necessary to carry out the purposes and intent of this Agreement. In addition, Melton agrees that from and after November 22, 1996, he shall not, in any manner, represent or act for, or on behalf of, Amwest, Amwest Surety and Far West, their affiliates, or any of them, except as Amwest's Chairman of the Board of Directors or President shall direct in writing.

                  15. Confidential Information and Trade Secrets -Melton hereby reaffirms his continuing obligation to safeguard the confidentiality of trade secrets and confidential information known to him through his employment with Amwest, Amwest Surety and Far West, their affiliates, or any of them, affirms that nothing in this Agreement abridges such obligations, and agrees to consult at once with the President of Amwest regarding any questions he may have regarding  the  meaning  or  application  of  such  obligations  in  a  specific circumstance. Melton acknowledges that he is in possession of material information not generally available to the public regarding Amwest, Amwest Surety and Far West and their affiliates. Melton acknowledges that he is aware of the provisions of the securities laws prohibiting the disclosure of such material inside information to third parties, including but not limited to securities analysts, and agrees that he shall not make any such disclosures without the prior written consent of Amwest's President. Furthermore, Melton agrees from the date this Agreement is executed through December 31, 1998 he will not communicate in a derogatory manner with any person (except his counsel), including without limitation, any stock analyst or stockholder or employee of Amwest, Amwest Surety or Far West, or any of them, regarding Amwest, Amwest Surety or Far West or their affiliates, without the prior consent of the President of Amwest; provided, however, Melton shall be permitted, without the prior consent of the President of Amwest, to discuss with potential employers the responsibilities Melton had while employed by Amwest, Amwest Surety and Far West.

                  16. Business Reputation of Amwest,  Amwest Surety and Far West
- Melton agrees that the business reputation of Amwest, Amwest Surety and Far West, their affiliates and each of them is of critical importance to such companies. Melton agrees that he shall not, for the term of this Agreement (during which time Melton acknowledges and agrees that he owes Amwest, Amwest Surety and Far West a duty of loyalty), make or disclose to any person any statement, in written or oral form, if it could be reasonably expected that the business reputation(s) of Amwest, Amwest Surety, Far West, and/or their affiliates and/or any of their respective employees, or any of them, could be injured or damaged in any fashion whatsoever as a result of such statement.

                  17. Waiting Period and Right Of Revocation - MELTON ACKNOWLEDGES THAT HE IS AWARE THAT AND IS HEREBY ADVISED THAT HE HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE DAYS BEFORE SIGNING IT AND THAT IF HE SIGNS IT PRIOR TO THE EXPIRATION OF TWENTY-ONE DAYS, MELTON IS WAIVING THIS RIGHT FREELY AND VOLUNTARILY.

                  MELTON ALSO ACKNOWLEDGES THAT HE IS AWARE OF AND IS HEREBY ADVISED OF HIS RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS FOLLOWING THE SIGNING OF THIS AGREEMENT AND THAT 'IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. TO REVOKE THIS AGREEMENT, MELTON MUST NOTIFY AMWEST SURETY WITHIN SEVEN DAYS OF SIGNING IT.

                  18. Attorney Advice - MELTON ACKNOWLEDGES THAT HE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY, AND THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT.

                  19. Understanding Of Agreement - Melton states that he has carefully read this Agreement, that he has had sufficient time and opportunity to consider its terms and get legal advice, that he understands its final and bindingffect, that the only promises made to him to sign this Agreement are those stated above and that Melton is signing this Agreement voluntarily.


AMWEST INSURANCE GROUP, INC.

Dated:         December       , 1996              By:
                                                       ---------------------
                                                       John E. Savage
                                                       President



AMWEST SURETY INSURANCE COMPANY


Dated:         December       , 1996              By:
                                                       ---------------------
                                                       John E. Savage
                                                       President


FAR WEST INSURANCE COMPANY

Dated:         December       , 1996               By:
                                                       ---------------------
                                                      John E. Savage
                                                      President


Dated:         December       , 1996               By:
                                                        --------------------
                                                        Arthur F. Melton